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                                                                     EXHIBIT 4.7

                          COOKER RESTAURANT CORPORATION

                           2001 RESTRICTED STOCK PLAN

         1        Purpose

                  The purpose of the Cooker Restaurant Corporation 2001 Restricted Stock Plan (the "Plan") is to strengthen Cooker Restaurant Corporation, an Ohio corporation (the "Company") (a) by providing an incentive to certain of its employees and directors and thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise, and (b) by encouraging the attraction and retention of key employees and directors with exceptional qualifications. It is intended that this purpose be achieved by extending to certain of its employees and directors an added long-term incentive for high levels of performance and unusual efforts through the grant of Restricted Stock.

         2        Definitions

                  2.1 "Agreement" means the written agreement between the Company and a Grantee evidencing the grant of an Award and setting forth the terms and conditions thereof.

                  2.2      "Award" means a grant of Restricted Stock.

                  2.3      "Board" means the board of directors of the Company.

                  2.4 "Cause" means, unless otherwise defined in the Agreement evidencing a particular Award, a felony conviction of an Eligible Individual or the failure of an Eligible Individual to contest prosecution for a felony, or an Eligible Individual's willful misconduct or dishonesty, any of which is determined by the Committee to be directly and materially harmful to the business or reputation of the Company or its Subsidiaries.

                  2.5 "Change in Capitalization" means any increase or reduction in the number of Shares, or any change in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-off, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

                  2.6      A "Change in Control" shall mean the occurrence of:

                  (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by an "person" (as that term is used for purposes of Section 13 (d) or 14 (d) of the Exchange
Act), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the


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Exchange Act) of fifteen percent (15%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned, directly or indirectly, by the Company (for the purposes of this definition, a "Subsidiary"), (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                  (b) The individuals who, as of the effective date of this Plan, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board, provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                  (c)      The consummation of :

                           (i)      a merger, consolidation or reorganization
involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

                                    (A)      the stockholders of the Company,
immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                                    (B)      the individuals who were members of
the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and no agreement, plan or arrangement is in place to change the composition of the board of directors following the merger, consolidation or reorganization; and


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                                    (C)      no Person other than (i) the
Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities, has Beneficial Ownership of fifteen percent (15%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.

                           (ii)     A complete liquidation or dissolution of the
Company; or

                           (iii)    The sale or other disposition of all or
substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

                  Notwithstanding the forgoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increase the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change a Control shall occur.

                  2.7 "Code" means the Internal Revenue Code for 1986, as amended from time to time, or any successor thereto, together with any regulations promulgated thereunder.

                  2.8 "Committee" means the compensation committee of the Board.

                  2.9 "Company" means Cooker Restaurant Corporation, an Ohio corporation.

                  2.10 "Disability" means total disability as determined by the Committee in accordance with standards and procedures similar to those under the Company's long-term disability plan.

                  2.11 "Eligible Individual" shall have the meaning set forth in Section 5 hereof.

                  2.12 "Exchange Act" means the Securities Exchange Act of 1934, as amended, from time to time.

                  2.13 "Fair Market Value" on any date means the value established by the Committee in good faith.

                  2.14 "Grantee" means a person to whom an Award has been granted under the Plan.


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                  2.15     "Plan" means the Cooker Restaurant Corporation 2001
Restricted Stock Plan.

                  2.16 "Pooling Transaction" means an acquisition of the Company in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles.

                  2.17 "Restricted Stock" means Shares issued or transferred to an Eligible Individual pursuant to Section 6 hereof.

                  2.18 "Shares" means the common stock, without par value, of the Company.

                  2.19 "Subsidiary" means any corporation which is a subsidiary corporation (within the meaning of Section 424 (f) of the Code) with respect to the Company.

         3        Administration

                  3.1 The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. The Committee shall consist of at least two (2) directors of the Company ("Directors") and may consist of the entire Board; provided, however, that if the Committee consists of less than the entire Board, then the Committee shall consist of at least two (2) Directors each of whom shall be a nonemployee director, within the meaning of Rule 16b-3 promulgated under the Exchange Act ("Nonemployee Director"). For purposes of the preceding sentence, if one or more members of the Committee is not a Nonemployee Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting. A quorum shall consist of not fewer than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if made by vote at a meeting duly called and held. Subject to applicable law, the Committee may delegate its authority under the Plan to any other person or persons.

                  3.2 No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder. The indemnification provisions herein are intended to be in addition to, and not in lieu of, any other rights of indemnification that may be available to the members of the Committee.


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                  3.3      Subject to the express terms and conditions set forth
herein, The Committee shall have the power from time to time to;

                           3.3.1    select those Eligible Individuals to whom
Awards shall be granted under the Plan and to determine the number of Shares in respect of which each Award is granted, the terms and conditions (which need not be identical) of each such Award, and make any amendment or modification to any Award Agreement consistent with the terms of the Plan;

                           3.3.2    construe and interpret the Plan and Awards
granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan complies with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise to make the Plan fully effective. The Committee shall have full authority, in its discretion, to determine when Awards will become vested, including the ability to accelerate the vesting date of Awards previously granted under the Plan. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its subsidiaries, the Grantees and all other persons having any interest therein;

                           3.3.3    determine the duration and purposes for
leaves of absence which may be granted to a Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

                           3.3.4    exercise its discretion with respect to the
powers and rights granted to it as set forth in the Plan; and

                           3.3.5    exercise such powers and to perform such
acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

         4        Stock Subject to the Plan; Grant Limitations

                  4.1 The maximum number of Shares that may be made the subject of Awards granted under the Plan is six hundred fifty-nine thousand, six hundred ninety-nine (659,699). The Company shall reserve for the purposes of this Plan, out of its authorized and unissued Shares or out of Shares held in the Company's treasury, if any, or partly out of each, such number of Shares.

                  4.2 Upon the granting of an Award, the number of Shares available under Section 4.1 for the granting of further Awards shall be reduced by the number of Shares in respect of which the Award is granted or denominated.

                  Whenever any outstanding Award or portion thereof expires, is canceled, is settled in cash (including the settlement of tax withholding obligations using Shares) or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Award, the Shares allocable to the expired, canceled, settled or


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otherwise terminated portion of the Award may again be the subject of Awards granted hereunder.

         5        Eligible Individuals

                  Any of the following shall be considered eligible to participate in the Plan ("Eligible Individual"): (a) any employee of the Company or a Subsidiary, (b) any individual to whom the Company or a Subsidiary has extended a formal written offer of employment, and (c) any Director of the Company.

         6        Restricted Stock

                  6.1 Grant. The Committee may grant Awards to Eligible Individuals of Restricted Stock, which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its sole discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 6.

                  6.2 Purchase Price. The purchase price, if any, for Shares of Restricted Stock shall be determined by the Committee, but shall not be less than the par value, if any, per Share.

                  6.3 Rights of Grantee. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award and the appropriate blank stock powers and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, the appropriate stock powers or any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company or a designated officer of the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

                  6.4 Non-Transferability. Until all restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 6.5 or as set forth in the Award, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee.

                  6.5      Lapse of Restrictions


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                           6.5.1    Generally. Restrictions upon Shares of
Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine, which, in the sole discretion of the Committee, may include the lapsing of restrictions based solely on the passage of time, on the attainment of individual and/or corporate performance criteria or a combination thereof. The Agreement evidencing the Award shall set forth any such restrictions and the basis on which such restrictions shall lapse.

                           6.5.2    Effect of Change in Control. Unless the
Committee shall determine otherwise at the time of the grant of an Award of Restricted Stock, the restrictions upon Shares of Restricted Stock shall lapse upon a Change in Control. The Agreement evidencing the Award shall set forth any such provisions.

                  6.6 Treatment of Dividends. At the time an Award of Shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (a) deferred until the lapsing of the restrictions imposed upon such Shares and (b) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

                  6.7      Effect of a Termination of Employment or Service

                           6.7.1    Except as provided in Section 6.7.3, if the
Grantee's employment with the Company is terminated (or, in the case of a Grantee who is a director of the Company but not an employee, if the Grantee ceases to serve as a director of the Company) for any reason other than death, Disability or a Change in Control prior to the expiration of any restrictions applicable to any Shares of Restricted Stock then held by the Grantee, such Shares shall thereupon be forfeited immediately by the Grantee and returned to the Company.

                           6.7.2    If the Grantee's employment with the Company
is terminated (or, in the case of a Grantee who is a director of the Company but not an employee, if the Grantee ceases to serve as a director of the Company) as a result of death or Disability prior to the expiration of any restrictions applicable to any Shares of Restricted Stock then held by the Grantee, any restrictions and other conditions pertaining to such Shares then held by the Grantee, including, but not limited to, vesting requirements, shall immediately lapse and such Shares shall thereafter be immediately transferable and nonforfeitable.

                           6.7.3    Notwithstanding anything in the Plan to the
contrary, the Committee may determine, in its sole discretion, in the case the Grantee's employment with the


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Company is terminated (or, in the case of a Grantee who is a director of the
Company but not an employee, if the Grantee ceases to serve as a director of the Company) other than for Cause, that the restrictions on some or all of the Shares of Restricted Stock then held by the Grantee shall immediately lapse and such Share shall thereafter be immediately transferable and nonforfeitable.

                  6.8 Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

         7        Adjustment Upon Changes in Capitalization

                  In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Shares or other stock or securities with respect to which Awards may be granted under the Plan, and (ii) the number and class of Shares or other stock or securities which are subject to outstanding Awards granted under the Plan and the exercise price therefor, if applicable.

         8        Effect of Certain Transactions

                  Subject to Section 6.5.2 or as otherwise provided in an Agreement, in the event of (a) the liquidation or dissolution of the Company or
(b) a merger or consolidation of the Company (a "Transaction"), the Plan and Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Grantee shall be entitled to receive in respect of each Share subject to any outstanding Awards, as the case may be, upon payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Awards prior to such Transaction.

         9        Interpretation

                  The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

         10       Pooling Transactions

                  Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a Change in Control which is also intended to constitute a Pooling Transaction, the Committee shall take such actions, if any, as are specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but no limited to (a)


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deferring vesting, exercise, payment, settlement or lapsing or restrictions with respect to any Award and (b) providing that the payment or settlement in respect of any Award be made in the form of cash, Shares or securities of a successor or acquirer of the Company, or a combination of the foregoing.

         11       Termination and Amendment of the Plan or Modification of
Awards

                  11.1 Plan Amendment or Termination. The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

                  (a) no such amendment, modification, suspension or termination shall impair or adversely alter any Awards theretofore granted under the Plan, except with the consent of the Grantee, nor shall any amendment, modification, suspension or termination deprive any Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and

                  (b) to the extent necessary under any applicable law, regulation or exchange requirement no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.

                  11.2 Modification of Awards. No modification of an Award shall adversely alter or impair any rights or obligations under the Award without the consent of the Grantee, as the case may be.

         12       Non-Exclusivity of the Plan

                  The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable and such arrangement s may be either applicable generally or only in specific cases.

         13       Limitation of Liability

                  As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

         (a) give any person any right to be granted an Award other than at the sole discretion of the Committee;

         (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

         (c) limit in any way the right of the Company or any Subsidiary to terminate the employment of any person at any time; or


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         (d)      be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

         14       Regulations and Other Approvals; Governing Law

                  14.1 Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Ohio without giving effect to conflicts of laws principles thereof.

                  14.2 The obligation of the Company to sell or deliver Shares with respect to Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                  14.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority.

                  14.4 Each Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualifications of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

                  14.5 Notwithstanding anything contained in the Plan or in any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to any exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

         15       Miscellaneous

                  15.1 Multiple Agreements. The terms of each Award may differ from other Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan,


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either in addition to, or in substitution for, one or more Awards previously granted to that Eligible Individual.

                  15.2 Withholding of Taxes. At such time as a Grantee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a "Taxable Event"), the Grantee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to a Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. The Committee may provide in the Agreement at the time of grant, or at any time thereafter, that the Grantee, in satisfaction of the obligation to pay Withholding Taxes to the Company, may elect to have withheld a portion of the Shares then issuable or transferrable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.

                  15.3 Effective Date. This Plan shall be effective upon its adoption by the Board on January 29, 2001.